PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST ACTIVE DIVIDEND INCOME FUND

WHEATON, IL -- (BUSINESS WIRE) -- October 25, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Active Dividend Income Fund (NYSE: FAV) intends to host a conference call with Aviance Capital Management, LLC ("Aviance"), the Fund's investment sub-advisor, on Tuesday, November 8, 2011 at 4:15 P.M. Eastern Time. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 20363603. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 20363603. The replay will be available after the call until 11:59 P.M. Eastern Time on Thursday, December 8, 2011.

FTA has served as the Fund's investment advisor since the Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $43 billion as of September 30, 2011 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchanged-traded funds.

Aviance Capital Management, LLC, ("Aviance"), the Fund's investment sub-advisor, focuses on managing multi-cap value and growth portfolios.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FAV by Friday, November 4, 2011, 6:00 P.M. Eastern Time. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.



CONTACT: JEFF MARGOLIN - (630) 915-6784


----------------------------------
Source:  First Trust Advisors L.P.